Exhibit 99.1

Mid-Con Energy Partners, LP Announces Reverse Unit Split

TULSA, March 20, 2020 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con” or the “Partnership”) announces that the Board of Directors of its General Partner has postponed the previously announced reverse split of the Partnership’s common units and approved a new exchange ratio of one-for-twenty common units.  The reverse unit split, which was originally to have taken effect after market close on March 23,2020, will now take effect after market close on April 9, 2020.

Pursuant to the reverse unit split, common unitholders will receive one common unit for every twenty common units owned at the close of business on April 9, 2020.  All fractional units created by the reverse unit split will be rounded to the nearest whole unit, as provided by Mid-Con’s partnership agreement.  If the fraction created is less than one-half, it will be rounded down to the nearest whole unit.  If the fraction is one-half or more, it will be rounded up to the nearest whole unit.  The Partnership anticipates that the reverse split will decrease the number of common units outstanding from approximately 31 million units to 1.55 million units.  The reverse split is intended to increase the market price per unit of the Partnership’s common units to allow the Partnership to maintain its listing on The NASDAQ Capital Market.

The Partnership's transfer agent, Equiniti Trust Company, will adjust its records to reflect each unitholder's post-split position.  A new CUSIP number for the common units is expected to be issued and announced in connection with the reverse split, and the Partnership’s common units are expected to continue to trade under the symbol “MCEP” on The NASDAQ Capital Market.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located in Oklahoma and Wyoming. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

Forward-Looking Statements

This press release may include “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents and reports we file from time to time with the SEC.

Investor Relations Contact

IR@midcon-energy.com

(918) 743-7575